OWC PHARMACEUTICAL RESEARCH CORP.

Audit Committee Charter

Purpose

The Committee is appointed by the Board of Directors of OWC Pharmaceutical Research Corp. (the “Company”) to (a) assist the Board in its oversight of (i) the integrity of the Company’s consolidated financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s system of internal controls, (iv) certain aspects of the Company’s risk management as described herein, (v) the qualifications and independence of the Company’s independent registered public accounting firm (“independent auditor”) and (vi) the performance of the Company’s internal and independent auditors, and (b) prepare a report to be included in the Company’s annual proxy statement.

It is the responsibility of the Company’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles in the United States (“GAAP”) and to establish satisfactory internal control over financial reporting. It is the responsibility of the Company’s independent auditor to audit the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP.

Membership

1.	The Committee shall be comprised of at least three Board members appointed by the Board after considering the recommendation of the Nominating and Governance Committee, if any. No Board member shall serve simultaneously on the Committee and the audit committee of more than two other public companies, unless the Board shall determine that such simultaneous service would not impair the Board member’s ability to serve effectively on the Committee and such determination is disclosed in the Company’s proxy statement. Committee members shall serve at the pleasure of the Board and for such term as the Board determines. The Board shall designate one Committee member as the Committee’s chair (the “Chair”).

2.	Each Committee member shall have no material relationship with the Company and shall satisfy the independence requirements of the Company, the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”).

3.	Each Committee member shall be financially literate in accordance with NYSE requirements or must become financially literate in accordance with such requirements within a reasonable period of time after his or her appointment to the Committee.

4.	At least one Committee member shall have accounting or related financial management expertise in accordance with NYSE requirements, and at least one Committee member shall, in the judgment of the Board, be an “audit committee financial expert” as defined by the SEC.

Operations

1.	The Committee shall hold regular meetings at least four times per year and report to the Board on a regular basis. Meetings shall include any participants the Committee deems appropriate and shall be of sufficient duration and scheduled at such times as the Committee deems appropriate to discharge properly its responsibilities. The Chairman and Chief Executive Officer, Chief Financial Officer and other Executive Officers, if any, shall generally attend all regularly scheduled in person quarterly meetings of the Committee.

2.	The Committee shall meet, as deemed necessary and appropriate, with the independent auditor and with management, including the Chief Financial Officer and other Executive Officers, if any, in separate executive sessions.

3.	The Committee shall receive information and participate in informal meetings and briefings with management, including the Chief Financial Officer and other Executive Officers, if any, and representatives of the independent auditor, as necessary and appropriate between formal meetings of the Committee. Such briefings and informal meetings may be through the Committee Chair or individual Committee members, as appropriate.

4.	The Committee, or the Chair or other individual committee members, may meet with regulators as requested or when determined appropriate, regarding matters applicable to the mandate of the Committee.

5.	The Committee shall evaluate the independent auditor’s qualifications, performance and independence and present its conclusions to the Board of Directors. The Committee shall review with the full Board any issues arising with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit department.

6.	The Committee may form and delegate to one or more subcommittees all or any portion of the Committee’s authority, duties and responsibilities, and may establish such rules as it determines necessary or appropriate to conduct the Committee’s business.

7.	The Committee shall have direct access to, and complete and open communication with, the Company’s management and internal and independent auditors and may obtain advice and assistance from internal legal, accounting or other advisors. The Committee may retain independent legal, accounting or other advisors. The Committee shall have authority to perform or supervise investigations, and the Company shall provide for appropriate funding, as determined by the Committee, for the payment of expenses related to any such investigation.

8.	The Company shall provide for appropriate funding, as determined by the Committee, for the payment of: (i) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or other permitted services for the Company; (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties and responsibilities; and (iii) compensation to independent legal, accounting or other advisors retained by the Committee.

9.	The Committee shall review and assess annually its performance and report the results to the Board.

10.	The Committee shall review and assess annually the adequacy of this charter and, if appropriate, recommend changes to the charter to the Board.

Authority, Duties and Responsibilities

The Committee shall:

Oversight of the Company’s Relationship with the Independent Auditor

1.	Have the sole authority and responsibility to appoint (which appointment may be presented to shareholders for ratification), compensate, retain, oversee, evaluate and, when appropriate, replace the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review and attest services. The independent auditor shall report directly to the Committee.

2.	Preapprove all audit, review and attest services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next quarterly meeting.

3.	Review and evaluate annually the qualifications, performance and independence of the lead partner of the independent auditor and assure regular rotation of the lead audit partner, reviewing partner and other audit engagement team partners of the independent auditor as required by law. Consider, as appropriate, the rotation of the independent auditor. Review and assess annually the qualifications and performance of the independent auditor.

4.	Evaluate the independence of the independent auditor by, among other things, ensuring that the independent auditor periodically, and at least annually, submits to the Committee a formal written report delineating all relationships between the independent auditor and the Company, including any non-audit service permitted under the Exchange Act provided to the Company and the matters set forth in Public Company Accounting Oversight Board (“PCAOB”) rules or other applicable laws, regulations or standards. Review and evaluate such report and engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact their objectivity and independence.

5.	Obtain, review and evaluate, at least annually, a report by the independent auditor describing the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, peer review, or PCAOB review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken in response to any such issues.

6.	Set policies for the Company with respect to hiring current and former employees of the independent auditor.

Oversight of the Company’s Internal Audit Department and Internal Controls

7. Approve the appointment and, when and if appropriate, replacement of the Global Audit Director, who shall functionally report directly to the Committee and administratively to the Chief Executive Officer. Review the qualifications, performance and compensation of the Global Audit Director.

8. Review the significant reports to management, or summaries thereof, prepared by the internal audit department, management’s responses and the status of associated remediation plans.

9. Discuss, as appropriate, the adequacy of the Company’s internal controls with the internal and independent auditors and management including, without limitation, reports from the Chief Executive Officer and the Chief Financial Officer regarding significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

10. Review and discuss, as appropriate, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

11. Review the Chief Executive Officer and Chief Financial Officer certification process and the role of the Company’s Disclosure Committee.

12. Review and discuss with management and the internal and independent auditors management’s annual report on, and the independent auditor’s evaluation of the effectiveness of, the Company’s internal control over financial reporting. Receive reports from management regarding management’s quarterly evaluations of changes in internal control over financial reporting and discuss with management and the internal and independent auditors as appropriate.

13. Review the annual plan and scope of work and coverage of the internal audit department, including the risk-based approach to development of the plan, and receive updates on significant changes in scope of the plan and coverage during the year, as appropriate. Review the responsibilities, budget, resources and staffing of the internal audit department, including any outsourcing or co-sourcing of services. Review the results of internal and external quality assurance reviews of the internal audit department, and participate in selection of the third parties engaged to conduct external quality assurance reviews. Review and approve the internal audit department charter, as appropriate.

Oversight of the Financial Statements, Audit and Disclosure

14. Review (i) the results of internal and independent audits and reviews of, and meet to review and discuss with management and the independent auditor, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (including the Company’s annual audited consolidated financial statements and condensed consolidated quarterly and year-to-date financial statements) and (ii) the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other matters required by applicable PCAOB standards or under applicable legal, regulatory or NYSE requirements.

15. Regularly review with the independent auditor significant issues regarding accounting principles and financial statement presentations, including (i) any significant changes in the Company’s selection or application of accounting principles; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) any significant communications between the independent audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

16. Review and discuss with the independent auditor and, to the extent appropriate, management, in connection with the Company’s Annual Report on Form 10-K, and otherwise, as appropriate, any reports of the independent auditor required by law or professional auditing standards, including reports on: (i) critical accounting policies and practices used in preparing the financial statements; (ii) alternative treatments under GAAP for policies and procedures related to material items discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management of the Company, such as any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company, and a schedule of unadjusted differences, if any.

17. Discuss with the independent auditor the matters required to be discussed relating to the audit, in accordance with applicable audit standards, including the quality and appropriateness of the Company’s accounting principles, difficulties encountered in the course of the audit work, restrictions on the scope of activities or access to requested information, significant disagreements with management, and management’s response.

18. Review the annual plan and scope of work and coverage of the independent auditor. Receive updates on significant changes in scope of the plan and coverage and status of the plan during the year.

19. Obtain a statement from the independent auditor that the audit was conducted in a manner consistent with PCAOB standards and applicable portions of Section 10A of the Exchange Act.

20. After review, recommend to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.

21. Review or discuss, as and when appropriate: (i) the information to be disclosed and the type of presentation to be made in earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information and any reconciliation to GAAP information, that have been, or will be, issued by the Company, as well as the financial information and earnings guidance that have been, or will be, provided to analysts and rating agencies; and (ii) the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s consolidated financial statements.

22. Be responsible for resolution of disagreements between management and the independent auditor regarding financial reporting.

Oversight of Compliance with Legal and Regulatory Requirements

23. When deemed appropriate, review with the Company’s SEC Counsel or appropriate delegates, legal, disclosure or other matters that may have a material impact on the Company’s consolidated financial statements or on the Company’s compliance policies.

24. Review significant regulatory reports and findings of regulators, as applicable to the mandate of the Committee, including management’s associated remediation plans and progress against such plans.

25. Obtain, review and evaluate reports from the SEC Counsel or management with respect to the Company’s policies and procedures regarding compliance with applicable legal and regulatory requirements, and the Company’s Code of Ethics and Business Conduct. The Company’s SEC Counsel shall have the authority to communicate personally to the Committee promptly on any matter involving criminal conduct or potential criminal conduct and, at least annually, shall report to the Committee on the implementation and effectiveness of the Company’s compliance and ethics program.

26. Obtain, review and evaluate reports from the Company’s SEC Counsel with respect to the Company’s Anti-Money Laundering/Bank Secrecy Act and Office of Foreign Assets Control compliance program.

27. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

28. Discuss with management and the independent auditor any significant correspondence with regulators or governmental agencies and any external or employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

29. Review and discuss, as and when appropriate, the Internal Audit department’s review of perquisites, expenses and conflicts of interest, if any, of members of senior management.

30. Provide the report of the Committee as required by the SEC for inclusion in the Company’s annual proxy statement.

Oversight of the Company’s Risk Management

31. Review or discuss, as and when appropriate, with the members of management, the Company’s guidelines and policies that govern the process for risk assessment and risk management.

32. Review the major legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposures.

33. The management shall each have access to communicate with the Committee on any matter relevant to risk and compliance.

Coordination with Management and Other Board Committees

34. Coordinate with management (which coordination may be through the Committee Chair) to help ensure that the committees have received the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management and risk assessment guidelines and policies.

35. Coordinate with the Chief Executive Officer and the Compensation, Management Development and Succession Committee, if any (which coordination may be through the Committee Chair) in relation to the compensation and performance of the Company’s management.

Other Authority

36. Make such recommendations with respect to any of the above and other matters as the Committee deems necessary or appropriate.

37. Have such other authority, duties and responsibilities as may be delegated to the Committee by the Board.

The Committee’s authority, duties and responsibilities are discharged through evaluating reports given to the Committee, presentations made to the Committee and other significant financial reporting decisions reported to the Committee by management, the internal and independent auditors and by other persons or organizations the Committee deems appropriate.

Ratified and Approved:

Dated: January 1, 2018

/s/ Mordechai Bignitz, Director	/s/ Dr. Stanley Hirsch, Chairman	/s/ Hannah Feuer, Director